Exhibit 10.15

                               Board of Directors
                             Eskimo Pie Corporation
                           901 Moorefield Park Drive
                            Richmond, Virginia 23236

                               September 19, 1996



David V. Clark
Eskimo Pie Corporation
901 Moorefield Park Drive
Richmond, Virginia 23236

Dear Dave:

         This will confirm my telephone discussion with your counsel, John Thompson, this morning in which I advised John that in connection with your voluntary resignation from the employment of, and as a director of, Eskimo Pie Corporation effective this date as evidenced by your signature to this letter, the Board of Directors has authorized and directed me to advise you that it has agreed upon the following:

         1. The Company will (a) continue your current salary after the date of your resignation through September 30, 1998, regardless whether or not you commence new employment, and less applicable withholding taxes; (b) provide medical and dental benefits on the same basis as if you were actively employed for a period of 24 months from September 30, 1996, with COBRA running concurrently with this 24-month period;
                  (c) permit you either to purchase the leased car which you are currently using at the price stipulated in the lease agreement or return the car to the Company, in which case the Company will continue to assume the lease obligations; (d) process and pay, subject to its normal and customary review procedure, your current unpaid expense account items, in an amount not to exceed $9000; (e) pay you for any remaining unused vacation for 1996; (f) provide for accelerated vesting of the 3492 shares of restricted stock awarded to you under the 1992 Incentive Stock Plan which are still subject to restriction, such that all remaining restrictions will lapse as of September 19, 1996; and (g) contribute towards payment for outplacement services on your behalf for a period of up to two years, in an amount not to exceed $44,000; all of the foregoing being contingent, however, upon your execution of the Release in the form attached to this letter as Appendix "A". It is understood that this salary continuation, continuation of benefits and the other preceding provisions of this paragraph are additional consideration to you and are not anything to which you are otherwise entitled.

                  This also will confirm that you will receive the benefits to which you are entitled under the Company's Executive Retirement Plan in accordance with the terms of that Plan.

         2. I have advised you and am advising you that you should consult an attorney prior to executing the Release in the form attached as Appendix "A" and you will have until October 10, 1996 (21 days) to consider executing the Release. Following your execution of the Release, you will then have a period of seven (7) days during which time you may revoke the Release, and thus the Release will not become effective or enforceable until the seven (7) day revocation period has passed.

         3. You agree not to disclose any proprietary or confidential information you may have acquired or received during your employment with the Company; provided, however, that this prohibition shall not apply to information that (a) is or becomes generally available to the public other than as a result of a disclosure by you, (b) becomes available to you on a non-confidential basis from a source other than the Company or its representatives which source has the right to disclose it or (c) was known to you on a non-confidential basis prior to your employment by the Company.

         4. You agree to be cooperative in the transfer of your normal job responsibilities and in the return to the Company of all keys, credit cards or other items of Company property that may be in your possession. You also agree not to disparage in any way or otherwise speak adversely about the Company, its business or any of its officers or employees.

         5. You agree to be available for assistance and consultation during the salary continuation period. We agree that this is to be for reasonable and infrequent periods of time, not to exceed more than 10 hours per month, unless we agree otherwise.

         6. As a condition of this letter agreement, you agree not to discuss the terms or existence of this letter agreement with any other person other than members of your immediate family, and such professional advisors as you deem necessary who also agree to keep these matters confidential. The continuation of the salary and benefits, as well as the other provisions described in paragraph 1 above, shall be conditioned upon your continued compliance with the provisions of this paragraph 6 and the other provisions of this letter.

         7. This letter agreement reflects the entire understanding between you and the Company regarding the terms of your resignation and no other provisions, conditions, representations or warranties have been made to you on behalf of the Company.

                                            Very truly yours,

                                            /s/ F. Claiborne Johnston, Jr.
                                            --------------------------------
                                            F. Claiborne Johnston, Jr.
                                            On  behalf of the Board of Directors

Enclosure


AGREED:  /s/ David V. Clark
         -------------------
         David V. Clark


DATED:   September 19, 1996

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                                                                      APPENDIX A

                           GENERAL RELEASE OF CLAIMS

         In consideration of the benefits promised me in a certain letter from the Board of Directors of Eskimo Pie Corporation to me dated September 19, 1996, the sufficiency of which is hereby acknowledged, I hereby release ESKIMO PIE CORPORATION, its successors and assigns, together with it and its successors' and assigns' officers, directors and employees from any and all rights and claims, including rights and claims which may arise under the Federal Age Discrimination in Employment Act, whatsoever in law or in equity, which I ever had, now have, or which I, my heirs, executors, administrators and assigns hereafter can, shall or may have based upon my employment with the Company which terminated by my resignation on September 19, 1996, other than any rights, if any, I may otherwise have under Company-sponsored benefit plans or as set forth in the above-referenced letter dated September 19, 1996.

         This Release is given voluntarily by me and with knowledge of Federal, state and local laws concerning unlawful discrimination and wrongful discharge. I fully understand that the execution of this letter agreement by the Company and the payment of sums pursuant hereto is in no way an acknowledgment by the Company of any discriminatory, wrongful or improper acts whatsoever. I am aware that the continuation of my salary is subject to ordinary tax withholding, including FICA.

                                                          /s/ David V. Clark
                                                          -------------------
                                                             David V. Clark

STATE OF VIRGINIA
CITY/COUNTY OF Virginia,  to-wit:

                  I, Rose S. Borkey, a Notary Public in and for the jurisdiction aforesaid do certify that whose signature appears above, has acknowledged the same before me in my jurisdiction aforesaid.

                  My commission expires:  May 31, 1997.

                  Given under my hand and seal this 8th day of October, 1996.

                                                      /s/  Rose S. Borkey
                                                          ---------------------
                                                           Rose S. Borkey
                                                           Notary Public

                                                      ESKIMO PIE CORPORATION

                                                      By /s/ Arnold H. Dreyfuss
                                                           ---------------------
                                                             Arnold H. Dreyfuss
                                                         Its Chairman and C.E.O

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